                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to [section]240.14a-11(c) or
    [section]240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                              VICOR CORPORATION
               (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                                [VICOR LOGO]

                                 April 25, 1997

Dear Stockholder:

     You are cordially invited to attend the 1997 Annual Meeting of Stockholders (the "Annual Meeting"). The Annual Meeting will be held:

  DATE:     June 26, 1997
  TIME:     5:00 P.M.
  PLACE:    Andover Country Club
            60 Canterbury Street
            Andover, Massachusetts

     The attached Notice of Annual Meeting and Proxy Statement cover the formal business of the Annual Meeting. The accompanying Proxy Statement contains discussion of the matters to be voted upon at the Annual Meeting. At the Annual Meeting your management will report on the operations of the Corporation, and directors and officers of the Corporation will respond to questions that stockholders may have.

     The Board of Directors encourages you to promptly complete, date, sign, and return your Proxy Card. Return of the Proxy Card indicates your interest in the Corporation's affairs. If you attend the Annual Meeting and wish to vote your shares in person you may revoke your proxy at that time.

                                            Sincerely Yours,

                                            /s/ PATRIZIO VINCIARELLI
                                            -----------------------------------
                                            PATRIZIO VINCIARELLI
                                            President and Chairman of the Board

                              VICOR CORPORATION

                              -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON THURSDAY, JUNE 26, 1997

                              -----------------


     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of Vicor Corporation (the "Corporation") will be held on Thursday, June 26, 1997 at 5:00 p.m., at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts, for the following purposes:

          1. To fix the number of Directors at six and to elect six Directors to hold office until the 1998 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified; and

          2. To consider and act upon any other matters which may properly be brought before the Annual Meeting, or any adjournments or postponements thereof.

     Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

     The Board of Directors has fixed the close of business on April 30, 1997 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

     You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. Any proxy may be revoked by a writing delivered to the Corporation stating that the proxy is revoked or by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person by notifying the Secretary, even if they have previously delivered a signed proxy.


                                            By Order of the Board of Directors

                                            MARK A. GLAZER
                                            Secretary
Andover, Massachusetts
April 25, 1997

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IF YOU WISH TO VOTE YOUR SHARES IN PERSON AT THE MEETING, YOUR PROXY MAY BE REVOKED.

                              VICOR CORPORATION


                               23 FRONTAGE ROAD
                         ANDOVER, MASSACHUSETTS 01810
                           TELEPHONE (508) 470-2900


                               PROXY STATEMENT

                 FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS

                    TO BE HELD ON THURSDAY, JUNE 26, 1997




                                                                  April 25, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Vicor Corporation (the "Corporation") from holders of the outstanding shares of capital stock of the Corporation for use at the 1997 Annual Meeting of Stockholders of the Corporation to be held on Thursday, June 26, 1997, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will consider the matters set forth in the accompanying Notice of Annual Meeting.

     This Proxy Statement and the accompanying Notice of Annual Meeting and proxy card are first being sent to stockholders on or about May 9, 1997. The Board of Directors has fixed the close of business on April 30, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of March 31, 1997, there were outstanding and entitled to vote 30,296,240 shares of Common Stock and 12,247,309 shares of Class B Common Stock of the Corporation. Each share of Common Stock entitles the holder thereof to one vote per share and each share of Class B Common Stock entitles the holder thereof to ten votes per share. Shares of Common Stock and Class B Common Stock will vote together as a single class on the proposals set forth in this Proxy Statement.

     Stockholders of the Corporation are requested to complete, date, sign and return the accompanying proxy card in the enclosed envelope. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed in the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the fixing of the Board of Directors at six and the election of the six nominees for Directors of the Corporation named in this Proxy Statement. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

     A stockholder of record may revoke a proxy at any time before it has been exercised by (i) filing a written revocation with the Secretary of the Corporation at the address of the Corporation set forth above; (ii) filing a duly executed proxy bearing a later date; or (iii) appearing in person, notifying the Secretary and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

     Shares with respect to which votes have been withheld from any Director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such withheld votes have no legal effect under Delaware law. Shares that reflect abstentions or "broker non-votes" (i.e., shares held by brokers that are represented at the Annual Meeting but as to which such brokers have not received instructions from the beneficial owners and, with respect to one or more but not all issues, such brokers do not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. For purposes of determining whether a particular proposal has passed, abstentions will be treated as votes cast against the proposal and broker non-votes will have no effect on the outcome of the vote.

     The cost of solicitation of proxies in the form enclosed herewith will be borne by the Corporation. In addition to the solicitation of proxies by mail, the Directors, officers and employees of the Corporation may also solicit proxies personally or by telephone without special compensation for such activities. The Corporation will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Corporation will reimburse such holders for their reasonable expenses in connection therewith.

     The Corporation's 1996 Annual Report including financial statements for the fiscal year ended December 31, 1996, is being mailed to stockholders concurrently with this Proxy Statement.

                                  PROPOSAL I

                            ELECTION OF DIRECTORS

     The Board of Directors of the Corporation has nominated the individuals named below for election as Directors. If elected, the nominees will serve until the 1998 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified. Proxies will be voted for the nominees named below unless otherwise specified in the proxy. Each of the nominees has consented to serve as a Director. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, proxies solicited hereby will be voted either for the election of another person or persons designated by the Board of Directors or to fix the number of Directors at a lesser number and elect the nominees able and willing to serve. Directors will be elected by a plurality of the votes cast by the holders of Common Stock and Class B Common Stock voting on the election of Directors. Holders of voting rights sufficient to elect each of the nominees named below have indicated an intention to vote in favor of such nominees.

INFORMATION REGARDING NOMINEES

     The following table sets forth certain information as of March 31, 1997 with respect to the nominees for election to the Board of Directors. Information regarding the beneficial ownership of shares of the capital stock of the Corporation by such persons is set forth under the section of this Proxy Statement entitled "Principal and Management Stockholders."

        NAME           AGE   DIRECTOR SINCE        PRINCIPAL OCCUPATION FOR PAST FIVE YEARS
---------------------  ----  --------------   ---------------------------------------------------
Patrizio Vinciarelli.   50        1981        President and Chairman of the Board of the
                                              Corporation.
Richard E. Beede.....   48        1993        Senior Vice President, Marketing of the
                                              Corporation.
Estia J. Eichten.....   50        1981        Senior Scientist with the Fermi National
                                              Accelerator Laboratory in Batavia, Illinois;
                                              President of VLT Corporation, a wholly-owned
                                              subsidiary of the Corporation, since 1987.
Jay M. Prager........   50        1993        Senior Vice President, Technology of the
                                              Corporation.
David T. Riddiford...   61        1984        General Partner of P.R. Venture Partners, L.P., a
                                              venture capital affiliate of Pell, Rudman & Co.,
                                              Inc., an investment advisory firm, since 1987;
                                              general partner of the general partner of Venture
                                              Founders Capital, a venture capital partnership,
                                              since 1984.
M. Michael Ansour....   42        1993        Managing partner of Langdon Street Capital, L.P.,
                                              an investment limited partnership in New York City,
                                              since 1992; Vice President of Kellner DiLeo & Co.,
                                              an investment firm in New York City, from 1989 to
                                              1991.

     The Corporation's Board of Directors held four meetings during the fiscal year ended December 31, 1996. Each of the Directors attended more than 75% of the total number of meetings of the Board of Directors and meetings of the committees of the Board of Directors on which he served. The Board of Directors has established an Audit Committee and an Executive Compensation Committee. The Audit Committee held four meetings in 1996. The Audit Committee is composed of Messrs. Ansour, Eichten and Riddiford. The functions of the Audit Committee generally include recommending the appointment of independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, and monitoring the Corporation's internal financial and accounting controls. The Executive Compensation Committee met once in 1996. The Executive Compensation Committee is composed of Messrs. Eichten and Riddiford. The Executive Compensation Committee is responsible for establishing salaries, bonuses and other compensation for the officers of the Corporation and administering the Corporation's stock option and bonus plans pursuant to authority delegated to it by the Board of Directors. The Board of Directors does not have a standing nominating committee. The full Board of Directors performs the function of such a committee.

DIRECTORS' COMPENSATION

     Directors of the Corporation do not currently receive cash compensation for service on the Board of Directors. Under the Corporation's 1993 Stock Option Plan, each employee Director (other than Mr. Vinciarelli or any other Director who holds in excess of 10% of the total number of shares of the capital stock of the Corporation) and each non-employee Director automatically receives non-qualified stock options upon election or re-election as a Director. Such employee Directors and non-employee Directors automatically receive non-qualified stock options to purchase up to 2,000 shares of the Corporation's Common Stock, which vest in equal annual installments of 400 shares on each anniversary of the date of grant and expire 10 years from the date of grant. Non-employee Directors receive additional non-qualified stock options to purchase up to 2,000 shares of the Corporation's Common Stock that vest in their entirety one year from the date of grant and expire 15 months from the date of grant. All such options are exercisable at a price equal to the fair market value of the Common Stock at the date of grant.

EXECUTIVE OFFICERS

     Executive officers are elected annually and serve at the discretion of the Board of Directors. The following persons are the executive officers of the Corporation.

     Patrizio Vinciarelli, 50, President and Chief Executive Officer. Dr. Vinciarelli founded Vicor in 1981 and has served as President since that time.

     Richard E. Beede, 48, Senior Vice President, Marketing. Mr. Beede joined the Corporation in 1984.

     Jay M. Prager, 50, Senior Vice President, Technology. Prior to joining the Corporation in 1987, Mr. Prager was Director, New Product Development, at the Modicon Division of Gould, Inc., a manufacturer of industrial control equipment, where he spent a total of nine years in various engineering and engineering management roles.

     Barry Kelleher, 48, Senior Vice President, International Operations. Prior to joining the Corporation in 1993, Mr. Kelleher was employed at Computer Products Inc., a manufacturer of power conversion products, since 1981, where he held the position of Corporate Vice President and President of the Power Conversion Group.

     David W. Nesbitt, 51, Senior Vice President, North and South American Sales. Mr. Nesbitt held the position of Vice President, Sales from 1989 to 1992 and Vice President, North American Sales from 1992 to 1995. Prior to joining the Corporation in 1989, Mr. Nesbitt was employed at Siliconix, Inc., a manufacturer of integrated circuits, from 1981 to 1989. He held the position of Central Area Manager from 1981 to 1986, at which time he was promoted to Director, North American Sales.

     William Rose, 47, Vice President, Operations. Prior to joining the Corporation in 1990, Mr. Rose was Director, Manufacturing at Stellar Computer, a manufacturer of computer systems. From 1985 to 1986, Mr. Rose was Director of Manufacturing at MIPS Computer, a manufacturer of computer systems.

     Mark A. Glazer, 44, Vice President, Finance and Administration. Mr. Glazer held the position of Controller of the Corporation from 1988 to 1993. Prior to joining the Corporation in 1988, Mr. Glazer was employed by Analog and Digital Systems, Inc., a manufacturer of home and automotive stereo equipment, from 1983 to 1988, where he held the position of Controller from 1983 to 1986 and the position of Treasurer from 1986 to 1987, at which time he was promoted to Vice President, Finance.

     N. Douglas Powers, 50, Vice President, Chief Information Officer. Mr. Powers held the position of Director, Management Information Systems of the Corporation from 1989 to 1991 and Senior Director, Management Information Systems from 1991 to 1993. Prior to joining the Corporation in 1989, Mr. Powers was Director, Research and Technical Support at Stratus Computer, Inc., a manufacturer of fault tolerant computer systems, from 1981 to 1989.

     Herbert H. Coughlan, Jr., 57, Vice President, Human Resources. Mr. Coughlan held the position of Director, Human Resources of the Corporation from 1993 to 1994. Prior to joining the Corporation in 1993, Mr. Coughlan was Senior Vice President, Administration at Hill Holiday, Inc., an international advertising agency, from 1984 to 1993.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

     The following table sets forth the beneficial ownership of the Corporation's Common Stock and Class B Common Stock held by (i) each person or entity that is known to the Corporation to be the beneficial owner of more than five percent of the outstanding shares of either class of the Corporation's common stock, (ii) each Director of the Corporation, (iii) each of the executive officers of the Corporation named in the Summary Compensation Table, and (iv) all Directors and executive officers as a group, based on representations of the Directors and executive officers of the Corporation as of March 31, 1997 and a review of filings on Schedules 13D, 13F and 13G under the Securities Exchange Act of 1934, as amended, with respect to December 31, 1996. Except as otherwise specified, the named beneficial owner has sole voting and investment power over the shares. The information in the table reflects shares outstanding of each class of common stock on March 31, 1997, and does not, except as otherwise indicated below, take into account conversions after such date of shares of Class B Common Stock into Common Stock. Subsequent conversions of Class B Common Stock into Common Stock will increase the voting control of persons who retain shares of Class B Common Stock.

                                                                PERCENT       PERCENT CLASS B
                                                TOTAL         COMMON STOCK     COMMON STOCK     PERCENT OF
                 NAME OF                       NUMBER         BENEFICIALLY     BENEFICIALLY       VOTING
           BENEFICIAL OWNER(1)             OF SHARES(2)(3)       OWNED             OWNED         POWER(4)
           -------------------             ---------------    ------------    ---------------   ----------
Patrizio Vinciarelli.....................     20,980,761          32.9%             90.0%          78.7%
Estia J. Eichten.........................      1,244,364(5)        1.8%              5.6%           4.9%
M. Michael Ansour........................         27,900            *                 *              *
David T. Riddiford.......................        223,734(6)         *                 *              *
Richard E. Beede.........................        134,203(7)         *                 *              *
Jay M. Prager............................        132,694            *                 *              *
David W. Nesbitt.........................         82,417            *                 *              *
Barry Kelleher...........................         37,226(8)         *                 *              *
All Directors and executive officers
 as a group (12 persons).................     22,966,332          36.8%             96.5%          84.0%

Nevis Capital Management, Inc............      2,045,195           6.8%               *             1.3%
 119 St. Paul Street, Baltimore, MD 21202

The Edgemont Asset Management Corp.......      1,600,000           5.3%               *             1.0%
 140 East 45th Street, New York, NY 10017


---------------
  * Less than 1%

(1) The address of Mr. Eichten is: c/o Fermi National Accelerator Laboratory,
    Kirk Road and Pine Street, Batavia, IL 60510. The address of each other person named in the table is: c/o Vicor Corporation, 23 Frontage Road, Andover, MA 01810.

(2) Includes shares issuable upon the exercise of stock options that have vested or will vest within 60 days in the following amounts: Mr. Vinciarelli, 125 shares of Common Stock; Mr. Eichten, 2,400 shares of Common Stock; Mr.
    Ansour, 2,400 shares of Common Stock; Mr. Riddiford, 2,400 shares of Common
    Stock; Mr. Beede, 20,101 shares of Common Stock; Mr. Prager, 77,898 shares of Common Stock and 54,500 shares of Class B Common Stock; Mr. Nesbitt,
    79,917 shares of Common Stock and 2,500 shares of Class B Common Stock; Mr.
    Kelleher, 32,323 shares of Common Stock; and all Directors and executive officers as a group, 287,369 shares of Common Stock and 88,600 shares of Class B Common Stock.

(3) The calculation of the number of shares includes the following: for Mr.
    Vinciarelli, 9,957,113 shares of Common Stock representing 32.9% of such class and 11,023,648 shares of Class B Common Stock representing 90.0% of such class; and for Mr. Eichten, 553,664 shares of Common Stock representing
    1.8% of such class and 690,700 shares of Class B Common Stock representing
    5.6% of such class.


(4) The percentages have been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As of March 31, 1997, a total of 42,543,549 shares of common stock were outstanding, of which 30,296,240 were shares of Common Stock entitled to one vote per share and 12,247,309 were shares of Class B Common Stock entitled to ten votes per share. Each share of Class B Common Stock is convertible into one share of Common Stock.

(5) Includes 8,500 shares of Common Stock beneficially owned by Mr. Eichten's spouse as to which Mr. Eichten disclaims beneficial ownership.

(6) Includes 101,236 shares of Common Stock held by Venture Founders Partners Limited Partnership. Mr. Riddiford, a Director of the Corporation, is a general partner of the general partner of Venture Founders Partners Limited Partnership.

(7) Includes 600 shares of Common Stock beneficially owned by Mr. Beede's spouse and 1,200 shares of Common Stock beneficially owned by two relatives as to which Mr. Beede disclaims beneficial ownership.

(8) Includes 3,000 shares of Common Stock beneficially owned by two relatives of Mr. Kelleher as to which Mr. Kelleher disclaims beneficial ownership.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE


     The following table shows for the fiscal years ended December 31, 1994, 1995 and 1996 the compensation paid by the Corporation to the Chief Executive Officer and the other four most highly compensated executive officers who earned more than $100,000 during 1996.

                                                     ANNUAL COMPENSATION                         LONG TERM
                                     ----------------------------------------------------   COMPENSATION AWARDS
                                                                             OTHER ANNUAL   -------------------
     NAME AND                                                                COMPENSATION    SHARES UNDERLYING
PRINCIPAL POSITION                   YEAR       SALARY($)       BONUS($)        ($)(1)          OPTIONS(#)
------------------                   ----       ---------       --------     ------------   -------------------
P. Vinciarelli.....................  1996        170,615          --             6,680             5,369
President and Chief                  1995        158,609          --             9,071             3,764
Executive Officer                    1994        147,692          --            10,835             2,400

R. Beede...........................  1996        151,846        14,207           7,965             6,126
Sr. Vice President,                  1995        141,356        24,256          13,432             5,682
Marketing                            1994        133,901        17,510          14,723             3,080

J. Prager..........................  1996        151,846          --            10,558             8,236
Sr. Vice President,                  1995        141,356          --             9,638             7,364
Technology                           1994        133,440          --            11,115             4,160

B. Kelleher........................  1996        137,077        13,500           9,989             3,516
Sr. Vice President,                  1995        127,795        20,322           8,553             3,530
International Operations             1994        125,000        13,426           6,882             2,000

D. Nesbitt.........................  1996        137,077        16,301           9,752             3,516
Sr. Vice President,                  1995        128,314        24,302           9,209             8,530
North and South American Sales       1994        118,718        16,092          12,006             1,960


---------------

(1) This column sets forth the cost of providing certain perquisites and benefits to the named executive officers. The amounts shown relate primarily to automobile allowances, which were as follows: for Mr. Vinciarelli, $6,005 in 1996, $8,861 in 1995, and $10,625 in 1994; Mr. Beede, $6,813 in 1996,
    $12,850 in 1995, and $12,933 in 1994; Mr. Prager, $9,206 in 1996, $9,428 in
    1995, and $8,796 in 1994; Mr. Kelleher, $7,889 in 1996, $7,709 in 1995, and
    $6,672 in 1994; and Mr. Nesbitt, $8,165 in 1996, $8,178 in 1995, and $8,394
    in 1994.

OPTION/SAR GRANTS IN LAST FISCAL YEAR



     The following table sets forth each grant of stock options during the fiscal year ended December 31, 1996 to the Chief Executive Officer and each other executive officer named in the Summary Compensation Table. All stock options granted in 1996 relate to shares of the Corporation's Common Stock. No stock appreciation rights ("SARs") have been granted by the Corporation.

                                          INDIVIDUAL GRANTS                            POTENTIAL REALIZABLE
                     ------------------------------------------------------------     VALUE AT ASSUMED ANNUAL
                       SHARES                                                          RATES OF STOCK PRICE
                     UNDERLYING                                                       APPRECIATION FOR OPTION
                      OPTIONS      % OF TOTAL OPTIONS    EXERCISE OR                           TERM
                      GRANTED     GRANTED TO EMPLOYEES   BASE PRICE    EXPIRATION    -------------------------
NAME                    (#)          IN FISCAL YEAR        ($/SH)         DATE         5%($)          10%($)
----                 ----------   --------------------   -----------   ----------    ----------     ----------
P. Vinciarelli.....     2,372(1)          0.26%            $14.50      3/14/1997     $ 1,782.51     $ 3,568.05
                        2,372(1)          0.26%            $14.50      3/14/1997     $ 1,782.51     $ 3,568.05
                          625(4)          0.07%            $16.00      4/17/2006     $ 6,288.95     $15,937.42

R. Beede...........     2,110(1)          0.23%            $14.50      3/14/1997     $ 1,585.62     $ 3,173.94
                        2,016(2)          0.22%            $14.88      3/04/2006     $18,865.63     $47,809.21
                        2,000(3)          0.22%            $18.00      6/27/2006     $22,640.21     $57,374.73

J. Prager..........     2,110(1)          0.23%            $14.50      3/14/1997     $ 1,585.62     $ 3,173.94
                        2,110(1)          0.23%            $14.50      3/14/1997     $ 1,585.62     $ 3,173.94
                        2,016(2)          0.22%            $14.88      3/04/2006     $18,865.63     $47,809.21
                        2,000(3)          0.22%            $18.00      6/27/2006     $22,640.21     $57,374.73

B. Kelleher........     1,903(1)          0.21%            $14.50      3/14/1997     $ 1,430.07     $ 2,862.56
                        1,613(2)          0.17%            $14.88      3/04/2006     $15,094.38     $38,252.11

D. Nesbitt.........     1,903(1)          0.21%            $14.50      3/14/1997     $ 1,430.07     $ 2,862.56
                        1,613(2)          0.17%            $14.88      3/04/2006     $15,094.38     $38,252.11


---------------

(1) Options which expired March 14, 1997 were granted on March 1, 1996 and vest and become exercisable over a one year period.

(2) Options expiring March 4, 2006 were granted on the corresponding date in 1996 and vest and become exercisable at a rate of 20% per year over five years from the date of grant.

(3) Options expiring June 27, 2006 were granted on the corresponding date in 1996 and vest and become exercisable at a rate of 20% per year over five years from the date of grant.

(4) Options expiring April 17, 2006 were granted on the corresponding date in 1996 and vest and become exercisable at a rate of 20% per year over five years from the date of grant.


     The table also shows the value of the options granted at the end of the option terms if the price of the Corporation's Common Stock were to appreciate annually by 5% and 10%, respectively. There is no assurance that the stock price will appreciate at the rates shown in the table. If the stock price appreciates, the value of stock held by all stockholders will increase.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

     The following table sets forth the shares acquired and the value realized upon exercise of stock options during the fiscal year ended December 31, 1996 by the Chief Executive Officer and each other executive officer named in the Summary Compensation Table and certain information concerning the number and value of unexercised options.

                                                                          NUMBER OF SHARES            VALUE OF UNEXERCISED
                                                                       UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                             OPTIONS AT                    OPTIONS AT
                                                                         FISCAL YEAR-END(#)           FISCAL YEAR-END($)(2)
                               SHARES ACQUIRED ON       VALUE        ---------------------------   ---------------------------
            NAME                  EXERCISE(#)       REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------------  ------------------   --------------   -----------   -------------   -----------   -------------
P. Vinciarelli...............             --                  --         4,744            625      $   10,389      $     431
R. Beede.....................        195,804          $4,138,166        17,242          9,958      $  112,319      $  57,122
J. Prager....................             --                  --       133,372          8,378      $1,913,897      $  45,281
B. Kelleher..................             --                  --        32,703         42,813      $  172,768      $ 228,020
D. Nesbitt...................          3,000          $   47,760        80,644          5,872      $  996,857      $  29,809

---------------

(1) Equal to the market value of the Corporation's Common Stock on the date of exercise, less the option exercise price. Assumes conversion of any shares of Class B Common Stock to Common Stock.

(2) Equal to the market value of shares covered by in-the-money options on December 31, 1996, less the aggregate option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price. Assumes conversion of any shares of Class B Common Stock to Common Stock.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Executive Compensation Committee of the Board of Directors of the Corporation (the "Committee") consists of David T. Riddiford and Estia J. Eichten, both of whom are non-employee directors. The Committee establishes the terms of and grants awards under the Corporation's 1993 Stock Option Plan (the "Option Plan") and other benefit plans. The Committee also approves compensation policies for executive officers.

  Compensation Policies for Executive Officers

     The Corporation's compensation program for executive officers currently consists primarily of a base salary and awards of stock options. In addition to base salary, the Corporation provides certain benefits to executive officers, such as the use of an automobile and enhanced health insurance coverage, that are not available to employees generally.

     Salary levels for executive officers are proposed by management and approved by the Committee. In connection with salary adjustments made in the beginning of 1996, the Committee reviewed compensation information from a national survey of the high tech industry. This survey contained data from over four hundred companies, including the Corporation. The survey included information from certain of the companies contained in the peer group used in formulating the Stock Performance Graph appearing on page 11, but was not limited to those companies. The Committee believes that salary levels for executive officers of the Corporation are slightly below the median salary levels of the companies surveyed.

     The primary element of the Corporation's incentive compensation program has been the granting of options to purchase shares of the Corporation's Common Stock under the Corporation's Option Plan. Substantially all of the Corporation's employees, including its executive officers, participate in the

Corporation's Option Plan. The Option Plan is designed to give each participating employee an ownership interest in the Corporation and to align the interests of the executive officers with those of the Corporation's stockholders.

     Stock options are granted to employees and executive officers based upon guidelines established by the Board of Directors and the Committee. Annual continuation awards ("Continuation Awards") were granted to executive officers in 1996 based on a formula which calculates the product of two times the executive officer's merit increase (based on the executive officer's performance review) divided by the market value per share of the Corporation's Common Stock on the date of grant. The number of shares to be granted was approved by the Committee, and was not based on any corporate or business unit performance measures. All Continuation Awards were made with a 5-year vesting schedule.

     In addition to Continuation Awards under the Option Plan, the Corporation has in the past granted short-term "bonus" stock options to all eligible employees and officers (except those who participate in the Corporation's sales incentive plan), that were exercisable for approximately one year. However, beginning in March 1997, these bonus options will be exercisable for approximately two years. These grants have been designed to provide a short-term incentive under the Option Plan. In 1996, the Corporation granted "bonus" options at a rate of twenty percent of base salary to all participating executive officers and employees of the Corporation. Management recommends the grant of these options and the Committee does not use specific or weighted criteria relating to performance of the Corporation in determining whether to grant these awards. Although options of this type have typically been granted over the past few years at the rate of twenty percent of base salary to all eligible employees, this program is discretionary and may be changed in the future.

     During 1996, the Corporation had in effect a program of granting stock options that were designed to promote long-term savings by participating employees by investment of net proceeds realized upon the exercise of short-term stock options in the Corporation's 401(k) program. Options of this type were granted to all eligible employees and executive officers at the rate of twenty percent of base salary.

     Finally, to the extent applicable to the Corporation, the Committee intends to review and to take any necessary and appropriate steps to ensure that the Corporation complies with certain income tax regulations, which if not satisfied would limit the deductibility of executive compensation above specified amounts.

     Compensation of Chief Executive Officer

     The Committee approves the annual salary for Mr. Vinciarelli, the Corporation's Chief Executive Officer. The Committee does not have specific criteria, either in terms of individual or corporate performance, in evaluating the base salary of the Chief Executive Officer. In light of the relatively low cash compensation paid to the Chief Executive Officer, the Committee has not attempted to relate compensation of the Chief Executive Officer to the performance of the Corporation. Based on salary data from the survey discussed above, and other sources, the Committee believes that the Chief Executive Officer's salary is at the lower end of the range of salaries for CEOs of comparable companies.

     In 1996, the Committee determined to include Mr. Vinciarelli in the granting of stock options described above as "bonus" and savings incentive stock options. However, as in prior years, the Corporation continued to exclude Mr. Vinciarelli from the granting of Continuation Awards because of Mr. Vinciarelli's significant stock holdings in the Corporation and the practice of basing such awards on performance reviews that were typically prepared by Mr. Vinciarelli.

               Submitted by the Executive Compensation Committee:
                                Estia J. Eichten
                               David T. Riddiford

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Eichten and Mr. Riddiford serve on the Committee. Mr. Eichten serves as President of VLT Corporation, the Corporation's licensing subsidiary, but receives no compensation for such service. Mr. Riddiford does not serve as an officer of the Corporation. The Corporation is not aware of any compensation committee interlocks.

INDEBTEDNESS OF MANAGEMENT

     During 1996, the Corporation made six personal loans to Mr. Vinciarelli, the President and Chief Executive Officer of the Corporation in the aggregate amount of $1,078,882. The loans are for a term of five years, are unsecured and bear interest at the higher of the prime rate less one percent or the applicable federal rate under the Internal Revenue Code of 1986, as amended. The largest aggregate amount of all indebtedness outstanding at any time during 1996 was $1,245,100, including accrued interest. Since the beginning of fiscal year 1997, the Corporation has loaned additional amounts to Mr. Vinciarelli on the same terms. The aggregate amount of all such loans outstanding as of April 15, 1997 was approximately $1,419,107, including accrued interest.

     In November 1995, the Corporation made a personal loan to Mr. Nesbitt, the Senior Vice President of North and South American Sales of the Corporation in the amount of $66,000. The loan is for a term of five years, is unsecured and bears interest at the prime rate less one percent. The largest aggregate amount of this indebtedness outstanding at anytime during 1996 was $65,563. The aggregate amount outstanding as of April 15, 1997 was approximately $49,975, including accrued interest.

STOCKHOLDER RETURN PERFORMANCE GRAPH

     The graph set forth below presents the cumulative, five-year stockholder return for each of the Corporation's Common Stock, the Standard & Poor's 500 Index and an index of peer group companies selected by the Corporation (the "Peer Group"). The Peer Group consists of ten publicly-traded companies in the specialty electronic component industry: AMP Incorporated; Analog Devices Incorporated; Burr-Brown Corporation; Cypress Semiconductor Corporation; Dallas Semiconductor Corporation; Integrated Device Technology Incorporated; Intel Corporation; Linear Technology Corporation; LSI Logic Corporation and Xilinx Incorporated. The Corporation's Common Stock began trading publicly on April 3, 1990. The graph assumes an investment of $100 on December 31, 1991 in each of the Corporation's Common Stock, the Standard & Poor's 500 Index, and the Peer Group, and assumes reinvestment of dividends. The graph is market capitalization-weighted.

     One entity historically selected by the Corporation for inclusion in the Peer Group is no longer listed on NASDAQ as of 1996. Consequently, the Corporation has selected Xilinx Incorporated as its replacement. The Corporation believes that Xilinx Incorporated is an appropriate substitute because, like the Corporation, it is also an engineering intensive design company with a "high mix" business and broad customer base.

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
                     AMONG VICOR CORPORATION, S&P 500 INDEX
                      AND AN INDEX OF PEER GROUP COMPANIES

   MEASUREMENT PERIOD                                             PEER GROUP
 (FISCAL YEAR COVERED)     VICOR CORPORATION     S&P 500 INDEX     COMPANIES
        12/31/91               100.00              100.00          100.00
        12/31/92                42.44              107.62          144.23
        12/31/93                53.49              118.46          199.35
        12/31/94                59.88              120.03          226.88
        12/31/95                93.02              165.13          359.60
        12/31/96                77.61              203.05          682.97

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Corporation's executive officers and Directors, and persons who own more than 10% of a registered class of the Corporation's equity securities (collectively, "Insiders"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and NASDAQ. Insiders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Corporation's knowledge, based solely on a review of copies of such reports and written representations that no other reports were required during the fiscal year ended December 31, 1996, all transactions in the Corporation's securities that were engaged in by Insiders, and therefore required to be disclosed pursuant to Section 16(a) of the Exchange Act, were timely reported.

                              INDEPENDENT AUDITORS

     The Corporation has selected Ernst & Young LLP as the independent auditors for the Corporation for the fiscal year ending December 31, 1997. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be given the opportunity to make a statement. The representative is expected to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Any stockholder wishing to present a proposal for inclusion in the Corporation's Proxy Statement for the 1998 Annual Meeting of Stockholders must submit the proposal to the Corporation so that it is received at the principal executive offices of the Corporation, 23 Frontage Road, Andover, Massachusetts 01810, Attn: Secretary, not later than January 9, 1998. It is suggested that any stockholder proposal be transmitted by certified mail, return receipt requested.

                                                                      Appendix A


/X/ MARK AS IN THIS EXAMPLE
                                                                   VICOR
                                                                CORPORATION


                                                   With-      For All
                                       For          hold       Except
1.) Proposal to elect the following    / /          / /         / /
    Directors:

                     PATRIZIO VINCIARELLI, ESTIA J. EICHTEN,
              DAVID T. RIDDIFORD, RICHARD E. BEEDE, JAY M. PRAGER
                             AND M. MICHAEL ANSOUR

If you do not wish your shares voted "FOR" a particular nominee, mark the "For All Except" box and strike a line through the nominee(s) name. Your shares will be voted for the remaining nominee(s).

RECORD DATE SHARES:


                                                  _____________________________
Please be sure to sign and date this Proxy.         Date
_______________________________________________________________________________



_______Shareholder sign here_____________________Co-owner sign here____________


Mark box at right if comments or address change have
been noted on reverse side of this card.              / /




DETACH CARD                                                         DETACH CARD

                               VICOR CORPORATION

Dear Stockholder:

Please take note of the important information enclosed with this Proxy Ballot, which includes issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the box on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, June 26, 1997.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Vicor Corporation

                               VICOR CORPORATION
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - JUNE 26, 1997

The undersigned hereby constitutes and appoints Patrizio Vinciarelli and Mark
A. Glazer, and each of them, as Proxies of the undersigned, with full power to appoint his substitute, and authorizes each of them to represent and to vote all shares of Common Stock of Vicor Corporation (the "Corporation") held by the undersigned at the close of business on April 30, 1997, at the Annual Meeting of Stockholders to be held at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts, on Thursday, June 26, 1997 at 5:00 p.m., local time, and at any adjournments or postponements thereof.

When properly executed this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted for the election of all the nominees for Director, and, in their discretion, upon such other business as may properly come before the meeting. A stockholder wishing to vote in accordance with the Board of Directors' recommendation need only sign and date this proxy and return it in the envelope provided.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Company's 1996 Annual Report to Stockholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

-------------------------------------------------------------------------------
              PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN
                         PROMPTLY IN ENCLOSED ENVELOPE.
-------------------------------------------------------------------------------

Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
-------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?

______________________________________    ______________________________________

______________________________________    ______________________________________

______________________________________    ______________________________________


DETACH CARD